Exhibit 99.1

news release
Contact: Domenick Cama ISBC
(973) 924-5105
dcama@myinvestorsbank.com

Investors Bancorp, Inc. Announces Adoption of Plan of Conversion and Reorganization for Second-Step Offering

Short Hills, N.J. - (PR NEWSWIRE) - December 18, 2013 - Investors Bancorp, Inc. (NASDAQ: ISBC) (the “Company”), the holding company for Investors Bank (the “Bank”), announced today that the Boards of Directors of Investors Bancorp, MHC (the “MHC”), the Company and the Bank have unanimously adopted a Plan of Conversion and Reorganization (the “Conversion”) pursuant to which the Company will reorganize into a new stock holding company and will launch a second-step offering of new shares of common stock.
As part of the Conversion, the Bank will become a wholly owned subsidiary of a new holding company, which will also be named Investors Bancorp, Inc. and shares of common stock of the Company held by persons other than the MHC will be converted into shares of common stock of the new Investors Bancorp, Inc. pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons. The shares of the Company held by the MHC will be canceled and shares of the new Investors Bancorp, Inc. representing the MHC’s ownership interest will be sold through a second-step stock offering. In connection with the Conversion and subject to the approval of regulators, stockholders and members, the Company intends to contribute $20 million to the Investors Charitable Foundation.
Kevin Cummings, President and CEO commented, “A second-step offering is part of our strategic plan to continue to enhance shareholder value. The Conversion and offering will provide us greater flexibility to continue capital initiatives such as organic growth, acquisitions, dividend payments and share repurchases that create value for shareholders.”
Eligible depositors of the Bank with deposits as of November 30, 2012, will have priority rights to purchase shares of the new common stock.
On December 6, 2013 the Company and the Bank completed the acquisitions of Roma Financial Corporation, Roma Bank and RomAsia Bank. On April 5, 2013, the Company and the Bank entered into an agreement to acquire Gateway Community Financial Corporation and GCF Bank. The Company currently anticipates the completion of the acquisition before the stock offering. Depositors of Roma Bank, RomAsia Bank and GCF Bank will be deemed to have opened their account at Investors Bank on the dates such accounts were opened at their respective institutions.
The Conversion and offering will have no impact on depositors, borrowers or other customers of the Bank. After the Conversion, the Bank’s insured deposits will continue to be insured by the FDIC to the extent provided by applicable law. The Conversion and the offering are subject to approval by the Company’s stockholders (including a vote of stockholders other than MHC), the depositors of the Bank, the Federal Reserve Board and The New Jersey Department of Banking and Insurance. Following the Conversion, Investors will continue to pursue its existing business strategies, focusing on providing quality service to its customers and building long term value for its stockholders.

Luse Gorman Pomerenk & Schick, P.C. will serve as special counsel to the Company for the Conversion. All appropriate financial advisors and service providers have been selected.

About the Company

Investors Bancorp, Inc. is the holding company for Investors Bank, which operates from its corporate headquarters in Short Hills, New Jersey and 129 offices located throughout New Jersey and New York.

Forward Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to: the failure to obtain the approval of the Board of Governors of the Federal Reserve for the proposed Conversion and related stock offering, delays in obtaining such approval, or adverse conditions imposed in connection with such approval; those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates, risks relating to acquisitions and the integration of acquired businesses, credit risk management, asset-liability management; those risks are further described in our SEC filings.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by the prospectus when accompanied by a stock order form. The shares of common stock of the new Investors Bancorp, Inc. are not deposit accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.